EXHIBIT 32.1

 FIRST HARTFORD CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Hartford Corporation (the "Company") on Form 10-Q for the quarter ending October 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Neil H. Ellis, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/Neil H. Ellis
Neil H. Ellis
President and Chief Executive Officer

Date: December 15, 2004